EXHIBIT 24

KEYCORP

POWER OF ATTORNEY

Each of the undersigned, an officer, a director, or both of KeyCorp, an Ohio corporation, hereby constitutes and appoints Paul N. Harris and Kristy Berner, and each of them, as his or her true and lawful attorney-in fact with full power of substitution and resubstitution, to sign in his or her name, place, and stead and to file (i) a Post-Effective Amendment to Registration Statements on Form S-8 (Registration Nos. 033-56745, 333-70703, and 333-109273) (collectively, the “Post-Effective Amendment”) with the United States Securities and Exchange Commission (the “Commission”) to deregister the authorized but unissued shares of KeyCorp Common Stock remaining under each respective registration statement, (ii) any and all exhibits, amendments or supplements thereto and other documents in connection therewith, and (iii) any and all applications or other documents to be filed with the Commission or any state securities commission or other regulatory authority or exchange with respect to any of the foregoing, with full power and authority to take such actions that the attorney-in-fact deems necessary in connection with the execution and filing of such Post-Effective Amendment.

This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has hereto set his or her hand as of May 10, 2018.

/s/ Beth E. Mooney	/s/ Donald R. Kimble
Beth E. Mooney Chairman, Chief Executive Officer, and Director (Principal Executive Officer)	Donald R. Kimble Chief Financial Officer (Principal Financial Officer)

/s/ Douglas M. Schosser	/s/ Bruce D. Broussard
Chief Accounting Officer (Principal Accounting Officer)	Bruce D. Broussard, Director

/s/ Charles P. Cooley	/s/ Gary M. Crosby
Charles P. Cooley, Director	Gary M. Crosby, Director

/s/ Alexander M. Cutler	/s/ H. James Dallas
Alexander M. Cutler, Director	H. James Dallas, Director

/s/ Elizabeth R. Gile	/s/ Ruth Ann M. Gillis
Elizabeth R. Gile, Director	Ruth Ann M. Gillis, Director

/s/ William G. Gisel, Jr.	/s/ Carlton L. Highsmith
William G. Gisel, Jr., Director	Carlton L. Highsmith, Director

/s/ Richard J. Hipple	/s/ Kristen L. Manos
Richard J. Hipple, Director	Kristen L. Manos, Director

/s/ Demos Parneros	/s/ Barbara R. Snyder
Demos Parneros, Director	Barbara R. Snyder, Director

/s/ David K. Wilson
David K. Wilson, Director